SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2009

TRAILER BRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10405 New Berlin Road East Jacksonville, Florida	32226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904) 751-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On December 29, 2009, the Company announced that its Board of Directors has authorized the repurchase of up to $1.0 million of the Company’s common stock and up to $1.0 million of the Company’s 9 1/4% Senior Secured Notes maturing on November 15, 2011.

Stock repurchases under this program may be made in the open market or through privately negotiated transactions beginning on December 30, 2009. The timing and actual number of shares repurchased will depend on market conditions and other factors. The stock repurchase program, which will expire on December 30, 2010 unless extended by the board of directors, may be commenced or suspended at any time without prior notice. Separately, the Company expects to purchase up to $1 million of Senior Secured Notes in privately negotiated transactions or in the open market.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1:	Press release of Trailer Bridge, Inc. dated December 29, 2009 regarding the common stock and note repurchase plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: December 29, 2009	By:	/S/ WILLIAM G. GOTIMER, JR.
William G. Gotimer, Jr.
Executive Vice President and General Counsel

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